                                                                    Exhibit 99.2


TRANSTECHNOLOGY CORPORATION
PRO FORMA CONDENSED STATEMENT OF OPERATIONS
FOR THE TWELVE MONTHS ENDED MARCH 31, 1999
(UNAUDITED)





                                                           TRANSTECHNOLOGY
                                                             CORPORATION      PRO FORMA
                                                              HISTORICAL     ADJUSTMENTS          PRO FORMA
                                                           --------------   -------------       --------------

Net sales                                                  $      228,006   $ (165,806) a       $       62,200

Cost of sales                                                     156,090     (117,853) a               38,237

                                                           --------------  --------------       --------------
Gross profit                                                       71,916      (47,953)                 23,963

General, administrative and selling expenses                       46,552      (26,970) a, b            19,582

Interest expense                                                    6,938       (5,058) c                1,880

Interest income                                                      (412)         114                    (298)

Other income - net                                                 (6,362)         334                  (6,028)

Provision for possible loss on note receivable                        906            -                     906

                                                           --------------  --------------       --------------
Income from continuing operations before income taxes              24,294      (16,373)                  7,921

Provision for income taxes                                          9,704       (6,540) d                3,164

                                                           --------------  --------------       --------------
Net income from continuing operations                      $       14,590  $    (9,833)         $        4,757
                                                           ==============  ==============       ==============

See notes to pro forma financial statements.